Exhibit 16

            LETTER ON CHANGE OF CERTIFYING ACCOUNTANT



                        Morrow & Company
                  Certified Public Accountants
                        800 West Florida
                    Deming, New Mexico  88030
                          505-546-6528
                       Fax (505) 544-6528

         Members Of                           Members Of
   New Mexico Society Of                 American Institute Of
Certified Public Accountants         Certified Public Accountants

     September 17, 1997

     Securities and Exchange Commission
     Washington, D.C.  20549

          Re:  Disclosure for Mimbres Valley Farmers
               Association, Inc. Proxy Statement

     During the two fiscal years preceding our resignation as independent auditors, fiscal 1994 and 1995, and all subsequent interim periods, September 1995, through March 1996, there were no disagreements on matters of accounting principals or practices or financial statement disclosures. The fiscal year 1994 and fiscal year 1995 reports on Farmers' financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Sincerely,


     Harold C. Morrow, CPA
     Morrow and Company, CPA's